STERN & CO.
                   MEDIA COMMUNICATIONS - INVESTOR RELATIONS
                   215 Park Avenue South, New York, NY 10003
                   Tel: (212) 777-7722 Fax: (212) 777-9025
                World Wide Web: http://sternco.com.sternco.html


FOR ALLIANCE ENTERTAINMENT:                           FOR IMMEDIATE RELEASE

                        ALLIANCE ENTERTAINMENT ACQUIRES RED ANT
                    AL TELLER BECOMES CO-CHAIRMAN, PRESIDENT AND CEO

     NEW YORK, NY, August 28, 1996, Alliance Entertainment Corp. (NYSE: CDS), said today that it completed the previously announced acquisition of Red Ant Entertainment from its principals, Wasserstein Perella and Al Teller. Mr. Teller has become Alliance's co-chairman, president and chief executive officer.

Red Ant Entertainment is a Los Angeles-based record label currently building a roster of alternative, urban contemporary and country artists.

Alliance  Entertainment Corp., is engaged in the distribution of music and music
related   products  and  the  acquisition  and   exploitation  of  entertainment
properties through acquisition, license, management agreement or otherwise.

Contact for Alliance Entertainment:                Richard Stern
                                                   Stern & Co.
                                                   (212) 777-7722

Contact for Red Ant Entertainment:                 Hayley Sumner
                                                   Dan Klores Associates, Inc
                                                   (212) 685-4300

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